Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1)    Registration Statement (Form S-8 No. 333-274255) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of BILL Holdings, Inc.,
2)    Registration Statement (Form S-8 No. 333-267008) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of BILL Holdings, Inc.,
3)    Registration Statement (Form S-8 No. 333-259178) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan and DivvyPay, Inc. 2016 Equity Incentive Plan,
4)    Registration Statement (Form S-8 No. 333-259420) pertaining to the Invoice2go, Inc. 2014 Stock Plan,
5)    Registration Statement (Form S-8 No. 333-235459) pertaining to the 2006 Equity Incentive Plan, 2016 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2019 Equity Incentive Plan of BILL Holdings, Inc.,
6)    Registration Statement (Form S-8 No. 333-249935) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of BILL Holdings, Inc., and
7)    Registration Statement (Form S-8 No. 333-281759) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of BILL Holdings, Inc.

of our report dated August 29, 2023, with respect to the consolidated financial statements of BILL Holdings, Inc., included in this Annual Report (Form 10-K) of BILL Holdings, Inc., for the year ended June 30, 2025.

/s/ Ernst & Young LLP

Los Angeles, California
August 28, 2025